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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated February 23, 1998, filed with the Merrill Lynch Life Insurance Company Annual Report on Form 10-K, into the Registration Statement on Form S-3 of Merrill Lynch Life Insurance Company (No. 333-33863).


/s/ Deloitte & Touche LLP

New York, New York
March 30, 1998